FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2003

UPBANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-12292 (Commission File Number)	36-3207297 (IRS Employer Identification No.)

4753 North Broadway, Chicago, Illinois	60640
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 878-2000

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On February 14, 2003, Upbancorp, Inc. (“Upbancorp”), and Bridgeview Bancorp, Inc. (“Bridgeview”), and Bridgeview Acquisition Corp., a wholly owned subsidiary of Bridgeview (“MergerSub”), entered into an Agreement and Plan of Merger, pursuant to which MergerSub will be merged with and into Upbancorp.  As a result of the merger, each issued and outstanding share of Upbancorp common stock (excluding treasury shares) will be converted into approximately $67.90 cash.

The merger is subject to approval by the shareholders of Upbancorp who own at least a majority of the issued and outstanding common stock of Upbancorp, receipt of certain regulatory approvals and other customary conditions set forth in the Agreement and Plan of Merger.  The Agreement and Plan of Merger is included herewith as Exhibit 2.1.

Pursuant to the Agreement and Plan of Merger, upon consummation of the merger, the certificate of incorporation of MergerSub shall be the certificate of incorporation of the surviving corporation, and the bylaws of MergerSub shall be the bylaws of the surviving corporation, until each is amended in accordance with law. The directors and officers of MergerSub will be the directors and officers of the surviving corporation.

The Agreement and Plan of Merger may be terminated by either Bridgeview or Upbancorp if the merger has not been consummated by August 1, 2003, provided the party seeking to terminate the Agreement and Plan of Merger is not then in material breach of the Agreement and Plan of Merger.

Consummation of the merger will result in the termination of the registration of Upbancorp common stock pursuant to the Securities Exchange Act of 1934.

The preceding summary of certain provisions of the Agreement and Plan of Merger, a copy of which is filed as an exhibit hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement.

FORWARD-LOOKING STATEMENT DISCLOSURE

This document contains or may contain forward-looking statements about Bridgeview Bancorp, Inc., Upbancorp, Inc. and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made in connection to the financial condition, results of operations, plans, objectives, future performance and business of Bridgeview and/or the combined company. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the requisite shareholder and/or regulatory approvals of the transaction might not be obtained within the contemplated timeframe; (2) competitive pressures among depository institutions; (3) changes in the interest rate environment and the demand for loans; (4) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (5) general economic conditions, either nationally or the states in which Bridgeview and Upbancorp do business might be less favorable than expected; (6) legislative or regulatory changes adversely affect the businesses in which Bridgeview and Upbancorp are engaged; and (7) changes in the securities markets. Upbancorp’s filings are available with the SEC free of charge at the SEC’s website at http://www.sec.gov and/or from Upbancorp.

Item 7. Financial Statements and Exhibits

(a)                                  Financial statements of business acquired.

N/A

(b)                                 Pro forma financial information.

N/A

(c)                                  Exhibits.

2.1                                 Agreement and Plan of Merger, dated as of February 14, 2003 by and between Bridgeview Bancorp, Inc., and Bridgeview Acquisition Corp., and Upbancorp, Inc. (omitting schedules and exhibits).

99.1         Press Release, dated February 18, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2003

UPBANCORP., INC.

By:	/s/ Richard K. Ostrom
Richard K. Ostrom, Chairman, President and Chief Executive Officer